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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-19065, 333-32871, 333-41993, 333-67451, 333-
80179, 333-78537 and 333-76701), S-3 (Nos. 333-56521, 333-58865, 333-67633 and
333-74703) and S-4 (Nos. 333-45459, 333-49687, 333-57031, 333-53681, 333-66431
and 333-74913) of The First American Corporation of our report dated February 19, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.



PricewaterhouseCoopers LLP
Orange County, CA
March 29, 2001